Exhibit 3.184

CERTIFIED TO BE A TRUE AND CORRECT COPY
AS TAKEN FROM AND COMPARED WITH THE
ORIGINAL ON FILE IN THIS OFFICE

SEP 2 7 2010

Mark Hammond
SECRETARY OF STATE OF SOUTH CAROLINA

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY

Jim Miles
SECRETARY OF STATE
FILED
MAR 3 1 2000
AM 7 8 9 10 11 12 1 2 3 4 5 6 PM

TYPE OR PRINT CLEARLY IN BLACK INK

The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to Section 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended.

1. The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as amended is Palmetto Behavioral Health System, L.L.C.

2. The address of the initial designated office of the Limited Liability Company in South Carolina is

   1201 Main Street, Suite 1450
   Street Address

   Columbia , South Carolina — 29201
   City — Zip Code

3. The initial agent for service of process of the Limited Liability Company is

   David B. Summer, Jr.
   Name — Signature

   and the street address in South Carolina for this initial agent for service of process is

   1201 Main Street, Suite 1450
   Street Address

   Columbia, South Carolina — 29201
   City — Zip Code

4. The name and address of each organizer is

   (a) David B. Summer, Jr. — 803-255-8000
   Name — Telephone Number

   1201 Main Street, Suite 1450, Columbia
   Street Address — City

   South Carolina — 29201
   State — Zip Code

   (b)
   Name — Telephone Number

   Street Address — City

   State — Zip Code

   (Add additional lines if necessary)

5. [xx] Check this box only if the company is to be a term company. If so, provide the term specified:

   March 31, 2000 – March 31, 2050

6. [ ] Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

00-013929CC

Palmerto Behavioral Health System, L.L.C.

NAME OF LIMITED LIABILITY COMPANY

(a)

Name Telephone Number

Street Address City

State Zip Code

(b)

Name Telephone Number

Street Address City

State Zip Code

(c)

Name Telephone Number

Street Address City

State Zip Code

(d)

Name Telephone Number

Street Address City

State Zip Code

7. [    ] Check this box if only if one or more of the members of the company are to be liable for its debts and obligations under Section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

8. Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

9. Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10. Signature of each organizer

Date: 03/31/00

(Add additional lines if necessary)